UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by the Registrant  ☒

Filed by a party other than the Registrant  ☐

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☐	Preliminary Proxy Statement.
☐	Confidential, for use of the Commission Only (as Permitted by Rule 14a-6(e)(2)).
☐	Definitive Proxy Statement.
☒	Definitive Additional Materials.
☐	Soliciting Material Pursuant to § 240.14a-12.

SONESTA INTERNATIONAL HOTELS CORPORATION
(Name of Registrant as Specified In Its Charter)

N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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(1)	Title of each class of securities to which transaction applies:

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December 14, 2011

Dear Sonesta Shareholder:

We are writing to remind you that on Wednesday, December 28, 2011, at 9:00 a.m., local time, Sonesta International Hotels Corporation will hold a special meeting of shareholders at our corporate offices, 116 Huntington Avenue, Floor 9, Boston, Massachusetts 02116, to consider and vote ona proposal to adopt the Agreement and Plan of Merger, dated as of November 2, 2011, that Sonesta entered into with Sonesta Acquisition Corp. and PAC Merger Corp., affiliates of Hospitality Properties Trust.

Previously, we mailed you a proxy statement describing the proposed merger and the merger agreement and a proxy card to vote your shares on this matter. As described in the proxy statement, each outstanding share of Sonesta’s Class A common stock will be converted into the right to receive $31.00 per share in cash, upon completion of the proposed merger.  This merger price represents a 71% premium over the closing price of Sonesta’s stock on October 27, 2011, the day prior to our announcement that Sonesta was engaged in discussions regarding a possible merger.

The Board of Directors has recommended that Sonesta shareholders vote “FOR” the proposal to adopt the merger agreement. You should also be aware that Institutional Shareholders Services Inc., or ISS, a leading independent proxy research and advisory firm, has published a report recommending that Sonesta stockholders vote “FOR” the proposal to adopt the merger agreement. ISS has also recommended stockholders vote “FOR” the other merger-related proposals contained in the proxy statement.

Your vote is important regardless of the number of shares you own.  If you’ve not already done so, please sign, date and return the enclosed proxy card in the postage-paid envelope provided.  If you attend the meeting you may continue to have your shares voted as instructed in the proxy or you may withdraw your proxy at the meeting and vote your shares in person.

We hope every stockholder will vote his or her shares “FOR” the proposed transaction.  (Please note that unless you vote “FOR”, it will have the same effect as if you voted against the transaction.)  If you have any questions or need help voting your shares, please call our proxy solicitation agent, Phoenix Advisory Services, toll-free at (877) 478-5038.

Sincerely yours,

/s/ Peter J. Sonnabend	/s/ Stephanie Sonnabend
Peter J. Sonnabend	Stephanie Sonnabend
Executive Chairman of the Board	Chief Executive Officer and President

116 Huntington Avenue, Boston, MA 02116 Tel. 617.421.5400 Fax 617.421.5402 Sonesta.com